SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           Unigene Laboratories, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             [GRAPHIC-UNIGENE LOGO]
                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (973) 882-0860


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 30, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 83 Fulton Street, Boonton, New Jersey 07005 on June 30, 1998, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

     1.  To elect directors of the Company;

     2. To ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company; and

     3. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on May 1, 1998, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1997 is sent to you herewith.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                              By Order of the Board of Directors

                                              /s/RONALD S. LEVY
                                              -----------------
                                              Secretary
May 11, 1998

                             [GRAPHIC-UNIGENE LOGO]
                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (973) 882-0860

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 83 Fulton Street, Boonton, New Jersey 07005, on June 30, 1998, at 11:00 A.M., Eastern Daylight Time.

     You are requested to complete, date and sign the accompanying form of proxy and return it to the Company in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the date on the proxy, provided such notice is received by the Company prior to the start of the meeting. Any stockholder attending the meeting may vote in person whether or not he or she has previously submitted a proxy. Where instructions are indicated, a duly executed proxy will be voted in accordance with such instructions. Where no instructions are indicated, a duly executed proxy will be voted for each of the director nominees named herein and in favor of each of the proposals set forth in the attached Notice.

     The Board of Directors has fixed the close of business on May 1, 1998, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding shares of the Company entitled to vote were 38,529,432 shares of common stock, par value $.01 per share ("Common Stock"), the holders of which are entitled to one vote per share.

     A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the conduct of business at the Annual Meeting. Directors will be elected by a plurality of the votes cast. The affirmative vote of a majority of the votes present and entitled to vote is required for the ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company. For matters that require for adoption the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, abstentions are considered as shares present and entitled to vote and, therefore, have the effect of a no vote, whereas broker non-votes are considered shares not present and entitled to vote and, therefore, have no impact on the outcome of the vote.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being mailed to the stockholders on or about May 11, 1998. A copy of the Company's Annual Report for the year ended December 31,1997, is also enclosed.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of May 1, 1998, concerning the persons who are known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock, other than persons who are identified under the heading "Security Ownership of Management".

   Name and Address of        Amount of Beneficial               Percentage of
     Beneficial Owner              Ownership                  Outstanding Shares
     ----------------              ---------                  ------------------
   Loews Corporation (1)            3,000,000                        7.6%
   CNA Plaza
   Chicago, IL 60685


(1) Based on information furnished by Loews Corporation in a Schedule 13G, dated March 4, 1997, filed with the Securities and Exchange Commission in which it reports that the securities, which consist of 2,000,000 shares of Common Stock and warrants to purchase 1,000,000 shares of Common Stock, are owned by Continental Casualty Company, which is owned by CNA Financial Corp., a company in which Loews Corporation has an 84% equity interest.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of May 1, 1998, concerning the beneficial ownership of Common Stock by each director of the Company, each executive officer of the Company listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

         Name of                                 Amount and Nature of              Percent of
    Beneficial Owner                            Beneficial Ownership(1)               Class
    ----------------                            -----------------------               -----

    Warren P. Levy                                    1,926,000 (2)                    5.0%
    Ronald S. Levy                                    1,941,000 (2)                    5.0%
    Jay Levy                                            468,550                        1.2%
    Allen Bloom                                              --                         --
    Robert F. Hendrickson                                25,000 (3)                    0.1%
    Robert G. Ruark                                      30,000 (4)                    0.1%
    Directors and Executive Officers
    as a Group (6 persons)                            4,190,550 (2)(5)                10.9%

--------------
(1) Unless otherwise noted, each listed person and each member of the group has reported that he has sole voting and sole dispositive power with respect to securities shown as beneficially owned by him.

(2) Includes 200,000 shares of Common Stock held in a family trust over on which Warren P. Levy and Ronald S. Levy in their capacity as trustees share voting and dispositive power.

(3) Includes 10,000 shares of Common Stock that Mr. Hendrickson has the right to acquire pursuant to stock options that are exercisable immediately.

(4) Consists solely of shares of Common Stock that Mr. Ruark has the right to acquire pursuant to stock options that are exercisable immediately.

(5) Includes an aggregate of 40,000 shares of Common Stock that such persons have the right to acquire pursuant to stock options that are exercisable immediately.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Six directors of the Company are to be elected at the Annual Meeting. The directors will serve until the Annual Meeting of Stockholders to be held in 1999, and until their respective successors shall have been elected and qualified.

     Each of the persons named below is currently a director of the Company and, except for Allen Bloom, each was elected as a director at the Company's Annual Meeting of Stockholders in 1997. Dr. Bloom was elected a director by the Board of Directors as of May 1, 1998. The Board of Directors of the Company has no reason to believe that any of the nominees will be unavailable for election as a director. However, should any of them become unwilling or unable to accept nomination for election, the individuals named in the enclosed proxy will vote for the election of a substitute nominee selected by the Board of Directors or, if no such person is nominated, the Board of Directors will reduce the number of Directors to be elected.

     The following table sets forth certain information with respect to the six nominees.


                                                                   Served
                                                                Continuously
   Name                                      Age              as Director Since
   ----                                      ---              -----------------
   Warren P. Levy (1)                        46                     1980
   Ronald S. Levy (1)                        49                     1980
   Jay Levy (1)                              74                     1980
   Allen Bloom                               54                     1998
   Robert F. Hendrickson                     65                     1997
   Robert G. Ruark                           56                     1993

-------------
(1) Dr. Warren P. Levy and Dr. Ronald S. Levy are brothers and are the sons of Mr. Jay Levy.

     Dr. Warren P. Levy, a founder of the Company, has served as President, Chief Executive Officer and Director of the Company since its formation in November 1980. Dr. Levy holds a Ph.D. in biochemistry and molecular biology from Northwestern University and a bachelor's degree in chemistry from the Massachusetts Institute of Technology.

     Dr. Ronald S. Levy, a founder of the Company, has served as Vice President and Director of the Company since its formation in November 1980 and as Secretary since May 1986. Dr. Levy holds a Ph.D. in bioinorganic chemistry from Pennsylvania State University and a bachelor's degree in chemistry from Rutgers University.

     Mr. Jay Levy, a founder of the Company, has served as Chairman of the Board of Directors and Treasurer of the Company since its formation in November 1980. Mr. Levy is a part-time employee of the Company and devotes approximately 15% of his time to the Company. From 1985 through February 1991, he served as the principal financial advisor to the Estate of Nathan Cummings and its principal beneficiary, The Nathan Cummings Foundation, Inc., a large charitable foundation. For the seventeen years prior thereto, he performed similar services for the late Nathan Cummings, a noted industrialist and philanthropist.

     Dr. Allen Bloom, a patent attorney, has been a partner in Dechert Price & Rhoads, a law firm, for the past four years where he established and headed the patent practice group which focused on biotechnology, pharmaceuticals and medical devices. For the nine years prior thereto, he was Vice President, General Counsel and Secretary of The Liposome Company, Inc., a biotechnology company. His responsibilities there included patent, regulatory and licensing activities. Dr. Bloom holds a Ph.D. in Organic Chemistry from Iowa State University.

     Mr. Robert F. Hendrickson has been a director since January 1997. Mr. Hendrickson was Senior Vice President, Manufacturing and Technology, for Merck & Co., Inc., an international pharmaceutical company, from 1985 to 1990. Since 1990, Mr. Hendrickson has been a management consultant with a number of biotechnology and pharmaceutical companies among his clients. He is currently Chairman of the Board of Envirogen, Inc. an environmental biotechnology company, and a director of Cytogen, Inc. and The Liposome Co., Inc., both of which are biotechnology companies.

     Mr. Robert G. Ruark has been an independent consultant since June 1993. Prior thereto, he had been employed by Merck and Co., Inc., an international pharmaceutical company, for 25 years in various legal and administrative capacities. Mr. Ruark, an attorney, has extensive experience in international licensing and business development. When he retired in 1993, Mr. Ruark was Vice President of the Merck Human Health Division.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company does not have standing nominating or compensation committees. The members of the Audit Committee are Jay Levy and Robert G. Ruark. The Audit Committee consults with the independent certified public accountants and reviews the reports submitted by such auditors.

     During 1997, there were five meetings of the Board of Directors and one meeting of the Audit Committee.

     Directors who are neither employees nor consultants on retainer receive a fee of $1,000 for each Board meeting attended. Mr. Robert G. Ruark, Mr. Robert
F. Hendrickson and Dr. Allen Bloom are the directors who qualified for such fees. Although not on retainer, Mr. Ruark has an agreement with the Company pursuant to which he is entitled to receive consulting fees of either $500 or

$1,000 per day, depending on the type of project. In January 1998, $16,000 of such fees were paid to Mr. Ruark for consulting services rendered in 1996 and 1997. The Company believes that the fee arrangement with Mr. Ruark is no more favorable than would be paid to unaffiliated third parties. Audit Committee members do not earn additional compensation.

     In 1994, the Company's stockholders approved the adoption of the 1994 Outside Directors Stock Option Plan (the "Plan"). Under the Plan, each person who was an outside director at the time of the adoption of the Plan was granted, and each person who subsequently is elected as an outside director is granted, a ten-year option to purchase 30,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of the grant. The options vest in equal increments over the three-year period following the grant. If the recipient's service as a director terminates, the option will expire three (3) months after the date of such termination. Messrs. Hendrickson, Ruark and Bloom each have received under the Plan grants of options to purchase 30,000 shares.

REPORT OF THE BOARD OF DIRECTORS ON 1997 EXECUTIVE COMPENSATION

     The entire Board of Directors was responsible for determining the 1997 compensation of the three executive officers of the Company. This Report describes the policies and other considerations used by the Board in establishing such compensation.

     The members of the Board are familiar with various forms and types of remuneration from reports of other public corporations and their own business experience.

     The Board has determined that, because the Company was still in a research and preproduction phase in 1997, compensation for 1997 for executive officers could not be related primarily to the performance of the Company's stock or to the annual profit performance of the Company. A primary consideration for the compensation of an executive officer of the Company is his leadership effort in the development of proprietary products and processes, and in planning for future growth and profitability. Other significant factors considered by the Board of Directors in determining executive officers' compensation were salaries paid by other public companies in the health-care related biotechnology field to comparable officers, the duties and responsibilities of the executive officers in the past and as projected, their past performance and commitment to the Company, and incentives for future performance although no specific weighting was allocated to any of these considerations. The executive officers were also consulted with respect to their compensation and their plans for compensation for other personnel in order to coordinate all compensation policies of the Company.

     The Board of Directors determined that no bonuses or salary increases should be paid to executive officers in 1997, primarily on the basis of the Company's losses and the projected expenses and cash flow required for the further development of the Company's oral calcitonin product as well as the regulatory expenses and regulatory filing fees for the Company's injectable form of calcitonin.

     The Board also determined that no stock options be awarded to executive officers for 1997, at the request of such executive officers.

     The compensation for the Chief Executive Officer for 1997 was based on the same policies and considerations set forth above for executive officers generally.

                                                  Warren P. Levy
                                                  Ronald S. Levy
                                                  Jay Levy
                                                  Robert F. Hendrickson
                                                  Robert G. Ruark
                                                  George M. Weimer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Executive compensation for 1997 was determined by the Board of Directors of the Company consisting of Messrs. Warren P. Levy, Ronald S. Levy, Jay Levy, Robert F. Hendrickson, Robert G. Ruark, and George M. Weimer (retired May 1,
1998).

     Three of the members of the six member Board of Directors, Warren P. Levy, Ronald S. Levy and Jay Levy, are executive officers of the Company. Jay Levy is the father of Warren and Ronald Levy.

     During 1995, Warren P. Levy, Ronald S. Levy, Jay Levy, and another family member loaned a total of $1,905,000 to the Company of which $1,850,000 was secured by secondary liens on the Fairfield plant and equipment and the Boonton manufacturing equipment. The notes bear interest at the Merrill Lynch Margin Loan Rate plus .25% (8.875% at April 1, 1998). Under the terms of the Company's 9.5% Senior Secured Convertible Debentures, for so long as the Debentures are outstanding, repayment of the loans is contingent upon the achievement of certain corporate benchmarks and is subject to a maximum limitation of $1,250,000. A total of $440,000 in principal payments was made during 1996. In 1997, an aggregate of $200,000 in principal amount of these loans was converted into 57,200 shares of Common Stock leaving an outstanding balance of $1,265,000 at December 31, 1997. No interest has been paid to date.

EXECUTIVE COMPENSATION

     The following table sets forth for the years 1997, 1996 and 1995 compensation paid to the Chief Executive Officer of the Company and to each other executive officer whose compensation in 1997 exceeded $100,000 for services rendered by such executive officers in all capacities in which they served:

                                                  SUMMARY COMPENSATION TABLE

                                                                                                             All Other
                                      Annual Compensation              Long Term Compensation              Compensation(1)
                                      -------------------              ----------------------              ---------------
                                                                               Awards           Payouts
                                                                               ------           -------
                                                             Other      Restricted
Name and                                                    Annual         Stock     Options/      LTIP
Principal Position        Year      Salary       Bonus   Compensation      Award       SARs      Payouts
------------------        ----      ------       -----   ------------      -----       ----      -------
Warren P. Levy,           1997      $145,549    $ -0-       $ -0-          $ -0-      $ -0-       $ -0-        $ 13,810
  President, Chief        1996       145,454      -0-         -0-            -0-        -0-         -0-          13,806
  Executive Officer       1995       145,394      -0-         -0-            -0-        -0-         -0-          13,811
  and Director
Dr. Ronald S. Levy,       1997       140,895      -0-         -0-            -0-        -0-         -0-          16,756
  Vice President and      1996       140,889      -0-         -0-            -0-        -0-         -0-          16,746
  Director                1995       140,829      -0-         -0-            -0-        -0-         -0-          16,616

-------
(1) Represents premium paid by the Company on executive split-dollar life insurance.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index and of a peer group index determined by Standard Industrial Classification (SIC) code.



                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, INDUSTRY INDEX AND BROAD MARKET






                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]






                                        FISCAL YEAR ENDING
                   ------------------------------------------------------------
                   1992       1993       1994       1995       1996       1997

UNIGENE LABS INC    100      59.70      56.72      31.34      48.51      62.69
INDUSTRY INDEX      100      83.01      55.72     108.16      96.21     109.74
BROAD MARKET        100     119.95     125.94     163.35     202.99     248.30


                    Assumes $100 Invested on January 1, 1993
                          Assumes Dividends Reinvested
                        Fiscal Years Ending December 31.

                         The industry index chosen was:
           SIC Code 8731 - Commercial Physical & Biological Research
                       The Broad Market index chosen was:
                               NASDAQ Market Index
          The current composition of the industry index is as follows:

Abiomed Inc.                        Kendle Internat Inc.
AC Nielsen Corp.                    KFX Inc.
Affymetrix Inc.                     Kopin Corp.
Agritope Inc.                       Krug Internat Corp
Aura Systems Inc.                   Lifecell Corporation
Aurora Biosciences Corp.            Liposome Co. Inc.
Bioreliance Corp.                   Megabios Corp.
Cadus Pharmaceutical CP             Myriad Genetics Inc.
Catalytica Inc.                     Neopharm Inc.
Celgene Corp.                       Neose Technologies Inc.
Cocensys Inc.                       Neotherapeutics Inc.
Collaborative Clin Res              Neurocrine Biosciences
Commonwealth Biotech Inc.           Organogenesis Inc.
Conductus Inc.                      Pacific Biometrics Inc.
Covance Inc.                        Parexel Internat CP
Cree Research Inc.                  Pharmaceutical Prod Dev
CV Therapeutics Inc.                Pharmacopeia Inc.
Cyclo 3 PSS Corp.                   Polymer Research of Amer
Depomed Inc.                        Primark Corp.
Ecogen Inc.                         Protein Polymer Tech
Ecoscience Corp                     Quest Diagnostics Inc.
Electronic Designs Inc.             Quintiles Transnational
Electrosource Inc.                  Research Frontiers Inc.
Energy Biosystems Corp.             Satcon Technology Corp.
Energy Conversn Devices             SI Diamond Technol
Excel Technology Inc.               Spire Corp.
Fiberchem Inc.                      Summit Technology Inc.
Gene Logic Inc.                     Superconductor Tech.
Genset ADR                          Synaptic Pharmaceutical
Illinois Superconductor             Valence Technology Inc.
Incyte Pharmaceuticals              Xenova GR PLC ADS
Innerdyne Inc.                      XXSYS Technologies Inc.
Integrated Process Equip.
Irvine Sensors Corp.

                                   PROPOSAL 2
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, to serve as the Company's independent auditors for the fiscal year commencing January 1, 1998. Although not required by the Company's Certificate of Incorporation or By-Laws, the Board of Directors is submitting to a vote of the stockholders a proposal to ratify the appointment of KPMG Peat Marwick LLP. KPMG Peat Marwick LLP served as the independent auditors for the Company for the year ended December 31, 1997. A representative of the firm will be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement, if such representative desires to do so.

     Ratification of the appointment of KPMG Peat Marwick LLP requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP.

OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote all proxies received in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1999, must be received by January 11, 1999, if they are to be included in the Company's Proxy Statement and form of proxy relating to such meeting.

SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed form of proxy will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telefax.

                                              By Order of the Board of Directors

                                              /s/RONALD S. LEVY
                                              -----------------
                                              Ronald  S. Levy
                                              Secretary
Fairfield, New Jersey
May 11, 1998

                                REVOCABLE PROXY
                           UNIGENE LABORATORIES, INC.

   [X]    PLEASE MARK VOTES
          AS IN THIS EXAMPLE

          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                                  JUNE 30, 1998

   The undersigned stockholder of Unigene Laboratories, Inc. hereby appoints Warren P. Levy, Ronald S. Levy and Jay Levy, and each of them, as the undersigned's proxies (with the power of substitution), to vote all the shares of Common Stock of Unigene Laboratories, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Unigene Laboratories, Inc. to be held on June 30, 1998 at 11:00 A.M., Eastern Daylight time, and any adjournments thereof, on the following matters:

1. Election of directors

   Jay Levy, Ronald S. Levy,
   Warren P. Levy, Robert G. Ruark,
   Robert F. Hendrickson and Allen Bloom.

                                                         FOR ALL
                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------



   2. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


   3. In their discretion in the transaction of any other business that may properly come before such meeting.


   The undersigned hereby revokes any proxy heretofore given.


   Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.

                         Please be sure to sign and date
                          this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above


    Detach above card, sign, date and mail in postage paid envelope provided.

                           UNIGENE LABORATORIES, INC.

  This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted "FOR" Items 1 and 2. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion.

  The Board of Directors recommends a vote FOR Items 1 and 2 noted above.


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